Exhibit 10z
BRUSH ENGINEERED MATERIALS INC.
Agreement Relating to Restricted Shares
          WHEREAS,                               , (the “Grantee”) is an employee of Brush Engineered Materials Inc., an Ohio corporation (the “Corporation”) or a Subsidiary; and
          WHEREAS, the execution of an agreement in the form hereof (this “Agreement”) has been authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation that was duly adopted on February 2, 2010;
          NOW, THEREFORE, pursuant to the Corporation’s 2006 Stock Incentive Plan (the “Plan”), the Corporation hereby confirms to the Grantee the grant, effective on February 22, 2010 (the “Date of Grant”), of                               Restricted Shares (as defined in the Plan), subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions:
ARTICLE I
DEFINITIONS
          All terms used herein with initial capital letters that are defined in the Plan shall have the meanings assigned to them in the Plan when used herein with initial capital letters, shall have the following meaning:
ARTICLE II
CERTAIN TERMS OF RESTRICTED SHARES
          1. Issuance of Restricted Shares. The Restricted Shares covered by this Agreement shall be issued to the Grantee on the Date of Grant. The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable.
          2. Restrictions on Transfer of Shares. The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged,

encumbered or otherwise disposed of by the Grantee, except to the Corporation, until the Restricted Shares have become nonforfeitable as provided in Section 3 of this Article II; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 2 of this Article II shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares. The Corporation in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.
          3. Vesting of Restricted Shares.
     (a) All of the Restricted Shares covered by this Agreement shall become nonforfeitable if the Grantee shall have remained in the continuous employ of the Corporation or a Subsidiary for three years from the Date of Grant.
     (b) Notwithstanding the provisions of Section 3(a) of this Article II, all of the Restricted Shares covered by this Agreement shall immediately become nonforfeitable (i) if the Grantee dies or becomes permanently disabled while in the employ of the Corporation or a Subsidiary during the three-year period from the Date of Grant, or (ii) if a Change in Control (as defined below in Section 3(d) of this Article II) occurs during the three-year period from the Date of Grant while the Grantee is employed by the Corporation or a Subsidiary.
     (c) Notwithstanding the provisions of Section 3(a) of this Article II, if the Grantee retires under a retirement plan of the Corporation or a Subsidiary at or after normal retirement age provided for in such retirement plan or retires at an earlier age with the consent of the Committee, a portion of the Restricted Shares covered by this Agreement shall become nonforfeitable. The number of Restricted Shares that shall become nonforfeitable shall be determined by multiplying the total number of Restricted

Shares granted hereunder by the number of months the Grantee remained in the continuous employ of the Corporation or a Subsidiary between the Date of Grant and the effective date of such retirement divided by 36. The Committee may, however, provide that more than such fraction shall become nonforfeitable in its discretion pursuant to Section 19(c) of the Plan.
          (d) For purposes of this Agreement, “Change in Control” means:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own (A) 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”) without the approval of the Incumbent Board as defined in (ii) below or (B) 35% or more of the Outstanding Voting Securities of the Corporation with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (I) any acquisition directly from the Corporation that is approved by the Incumbent Board (as defined in subsection (ii), below), (II) any acquisition by the Corporation or a subsidiary of the Corporation, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (IV) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (V) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Corporation or any subsidiary of the

Corporation control a greater than 25% interest (a “MBO”) but only if the Grantee is one of those employees of the Corporation or any subsidiary of the Corporation that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% or 35%, as the case may be, as a result of a transaction described in clause (I) or (II) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or 35% or more, as the case may be, of the Outstanding Corporation Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Outstanding Corporation Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 20% of the Outstanding Corporation Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or
     (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board” (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another corporation, or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation, the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (I) 20% or more, if such Business Combination is approved by the Incumbent Board or (II) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and

(C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.
          4. Book Entry; Stock Certificates. The Common Shares subject to this grant of Restricted Shares shall be uncertificated and evidenced by book entry only until the Restricted Shares become nonforfeitable pursuant to Section 3(a) of this Article II. At such time, a Certificate or Certificates representing such shares (less any shares withheld for taxes pursuant to Section 2 of Article III hereof) shall be delivered to the Grantee.
          5. Forfeiture of Shares. The Restricted Shares shall be forfeited, except as otherwise provided in Section 3(b) or 3(c) above, if the Grantee ceases to be employed by the Corporation or a Subsidiary prior to three years from the Date of Grant.
          6. Dividend, Voting and Other Rights.
     (a) Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

     (b) Cash dividends on the Restricted Shares covered by this Agreement shall be sequestered by the Corporation from and after the Date of Grant until such time as any of such Restricted Shares become nonforfeitable in accordance with Section 3 of this Article II, whereupon such dividends shall be paid to the Grantee in cash to the extent such dividends are attributable to Restricted Shares that have become nonforfeitable. To the extent that Restricted Shares covered by this Agreement are forfeited pursuant to Section 4 of this Article II, all the dividends sequestered with respect to such Restricted Shares shall also be forfeited. No interest shall be payable with respect to any such dividends.
          7. Effect of Detrimental Activity. Notwithstanding anything herein to the contrary, if the Grantee, either during employment by the Corporation or a subsidiary or within one year after termination of such employment, shall engage in any Detrimental Activity, (as hereinafter defined) and the Board shall so find, the Grantee shall:
     (a) Return to the Corporation all Restricted Shares that the Grantee has not disposed of that became nonforfeitable pursuant to this Agreement, and
     (b) With respect to any Restricted Shares that the Grantee has disposed of that became nonforfeitable pursuant to this Agreement, pay to the Corporation in cash the value of such Restricted Shares on the date such Restricted Shares became nonforfeitable. To the extent that such amounts are not paid to the Corporation, the Corporation may, to the extent permitted by law, set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation or a subsidiary to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

          8. For purposes of this Agreement, the term “Detrimental Activity” shall include:
     (a) (i) Engaging in any activity in violation of the Section entitled “Competitive Activity; Confidentiality; Nonsolicitation” in the Severance Agreement between the Corporation and the Grantee, if such agreement is in effect at the date hereof, or in violation of any corresponding provision in any other agreement between the Corporation and the Grantee in effect on the date hereof providing for the payment of severance compensation; or
     (ii) If no such severance agreement is in effect as of the date hereof or if a severance agreement does not contain a Section corresponding to “Competitive Activity; Confidentiality; Nonsolicitation”:
     (A) Competitive Activity During Employment. Competing with the Corporation anywhere within the United States during the term of the Grantee’s employment, including, without limitation:
     (I) entering into or engaging in any business which competes with the business of the Corporation;
     (II) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business that competes with, the business of the Corporation;
     (III) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation or attempting to do so; or
     (IV) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of the Corporation.

     (B) Following Termination. For a period of one year following the Grantee’s termination date:
     (I) entering into or engaging in any business which competes with the Corporation’s business within the Restricted Territory (as hereinafter defined);
     (II) soliciting customers, business, patronage or orders for, or selling, any products or services in competition with, or for any business, wherever located, that competes with, the Corporation’s business within the Restricted Territory;
     (III) diverting, enticing or otherwise taking away any customers, business, patronage or orders of the Corporation within the Restricted Territory, or attempting to do so; or
     (IV) promoting or assisting, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the Corporation’s business within the Restricted Territory.
For the purposes of Sections 8(a)(ii)(A) and (B) above, inclusive, but without limitation thereof, the Grantee will be in violation thereof if the Grantee engages in any or all of the activities set forth therein directly as an individual on the Grantee’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which the Grantee or the Grantee’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

     (C) “The Corporation.” For the purposes of this Section 8(a)(ii) of Article II, the “Corporation” shall include any and all direct and indirect subsidiaries, parents, and affiliated, or related companies of the Corporation for which the Grantee worked or had responsibility at the time of termination of the Grantee’s employment and at any time during the two year period prior to such termination.
     (D) “The Corporation’s Business.” For the purposes of this Section 8 of Article II inclusive, the Corporation’s business is defined to be the manufacture, marketing and sale of high performance engineered materials serving global telecommunications and computer, magnetic and optical data storage, aerospace and defense, automotive electronics, industrial components and appliance markets, as further described in any and all manufacturing, marketing and sales manuals and materials of the Corporation as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily substitutable for any such described products and services.
     (E) “Restricted Territory.” For the purposes of Section 8(a)(ii)(B) of Article II, the Restricted Territory shall be defined as and limited to:
     (I) the geographic area(s) within a one hundred mile radius of any and all of the Corporation’s location(s) in, to, or for which the Grantee worked, to which the Grantee was assigned or had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination; and
     (II) all of the specific customer accounts, whether within or outside of the geographic area described in (I) above, with which the

Grantee had any contact or for which the Grantee had any responsibility (either direct or supervisory) at the time of termination of the Grantee’s employment and at any time during the two-year period prior to such termination.
     (F) Extension. If it shall be judicially determined that the Grantee has violated any of the Grantee’s obligations under Section 8(a)(ii)(B) of Article II, then the period applicable to each obligation that the Grantee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.
     (b) Non-Solicitation. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include directly or indirectly at any time soliciting or inducing or attempting to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Corporation and/or of its parents, or its other subsidiaries or affiliated or related companies to terminate their employment, representation or other association with the Corporation and/or its parent or its other subsidiary or affiliated or related companies.
     (c) Further Covenants. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include:
     (i) directly or indirectly, at any time during or after the Grantee’s employment with the Corporation, disclosing, furnishing, disseminating, making available or, except in the course of performing the Grantee’s duties of employment, using any trade secrets or confidential business and technical information of the Corporation or its customers or vendors, including without limitation as to when or how the Grantee may have acquired such information. Such confidential information shall include, without limitation, the Corporation’s unique selling, manufacturing and servicing methods and business techniques, training, service and business manuals, promotional materials, training courses and other training and instructional materials, vendor and product information, customer and prospective customer lists, other customer and prospective customer information and other business information. The Grantee specifically acknowledges that all such confidential information, whether reduced to writing, maintained on any form of electronic media, or maintained in the Grantee’s mind or memory and whether compiled by the Corporation, and/or the Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Corporation to maintain the secrecy of such information, that such information is the sole property of the Corporation and that any retention and use of such information by the Grantee during the Grantee’s employment with the Corporation (except in the course of performing the Grantee’s duties and obligations to the Corporation) or after the termination of the Grantee’s employment shall constitute a misappropriation of the Corporation’s trade secrets.
     (ii) Upon termination of the Grantee’s employment with the Corporation, for any reason, the Grantee’s failure to return to the Corporation, in good condition, all property of the Corporation, including without limitation, the originals and all copies of any materials which contain, reflect, summarize, describe, analyze or refer or relate to any items of information listed in Section 8(c)(i) of Article II of this Agreement.
     (d) Discoveries and Inventions. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include the failure or refusal of the Grantee to assign to the Corporation, its successors, assigns or nominees, all of the Grantee’s rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by the Grantee while in the Corporation’s employ, whether in the course of the Grantee’s employment with the use of the Corporation’s time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Corporation’s business. Any discovery, invention or improvement relating to any subject matter with which the Corporation was concerned during the Grantee’s employment and made, conceived or suggested by the Grantee, either solely or jointly with others, within one year following termination of the Grantee’s employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Corporation’s time, materials or facilities. Upon request by the Corporation with respect to any such discoveries, inventions or improvements, the Grantee will execute and deliver to the Corporation, at any time during or after the Grantee’s employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Corporation may desire, and all proper assignments therefor, when so requested, at the expense of the Corporation, but without further or additional consideration.
     (e) Work Made For Hire. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include violation of the Corporation’s rights in any or all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefore, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Grantee during the Grantee’s employment with the Corporation. The Grantee acknowledges that, to the extent permitted by law, all such items shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Corporation. The item will recognize the

Corporation as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) [Corporation’s Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
     (f) Termination for Cause. Except as otherwise provided in Section 8(a)(i) of Article II, Detrimental Activity shall also include activity that results in termination for Cause. For the purposes of this Section, “Cause” shall mean that, the Grantee shall have:
     (i) been convicted of a criminal violation involving fraud, embezzlement, theft or violation of federal antitrust statutes or federal securities laws in connection with his duties or in the course of his employment with the Corporation or any affiliate of the Corporation;
     (ii) committed intentional wrongful damage to property of the Corporation or any affiliate of the Corporation; or
     (iii) committed intentional wrongful disclosure of secret processes or confidential information of the Corporation or any affiliate of the Corporation; and any such act shall have been demonstrably and materially harmful to the Corporation.
     (g) Other Injurious Conduct. Detrimental Activity shall also include any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Corporation or any subsidiary unless the Grantee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
     (h) Reasonableness. The Grantee acknowledges that the Grantee’s obligations under this Section 8 of Article II are reasonable in the context of the nature of the Corporation’s business and the competitive injuries likely to be sustained by the

Corporation if the Grantee were to violate such obligations. The Grantee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Corporation to perform its obligations under this Agreement and by other consideration, which the Grantee acknowledges constitutes good, valuable and sufficient consideration.
ARTICLE III
GENERAL PROVISIONS
          1. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Corporation shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
          2. Withholding Taxes. If the Corporation or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Common Shares or other securities pursuant to this Agreement, the Grantee shall pay the tax or make provisions that are satisfactory to the Corporation or such Subsidiary for the payment thereof. The Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Corporation or such Subsidiary a portion of the Common Shares that are issued or transferred to the Grantee or that become nontransferable by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.
          3. Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Corporation or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Corporation or a Subsidiary, by reason of the transfer of his employment among the Corporation and its Subsidiaries or a leave of absence approved by the Board.
          4. No Employment Contract; Right to Terminate Employment. The grant of the Restricted Shares to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Restricted Shares and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Corporation or any Subsidiary, as the case may be, or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of the Grantee at any time.
          5. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or a Subsidiary.
          6. Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Corporation and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

          7. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with under this Agreement without the Grantee’s consent.
          8. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
          9. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.
     The undersigned Grantee hereby accepts the award granted pursuant to this Agreement on the terms and conditions set forth herein.

Dated:
Grantee
     Executed in the name of and on behalf of the Corporation at Cleveland, Ohio as of this 15th day of March, 2010.

BRUSH ENGINEERED MATERIALS INC.
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